U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                   ----------------------------

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  DATALOGIC INTERNATIONAL, INC.
        -------------------------------------------------
        (Exact name of registrant as specified in charter)


                Delaware                            33-0755473
   ------------------------------       ----------------------------------
  (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation or organization)


                                        Khanh D. Nguyen
   12966 Euclid Street, Suite 450       12966 Euclid Street, Suite 450
   Garden Grove, California 92840       Garden Grove, California 92840
   ------------------------------       -----------------------------------
     (Address of Registrant's            (Name, address and telephone
    Principal Executive Offices)         number of agent for service)


                   2003 STOCK COMPENSATION PLAN
              --------------------------------------
                     (Full title of the plan)

                Copies of all communications to:
               23461 South Pointe Drive, Suite 200
                  Laguna Hills, California 92653
                    Facsimile (949) 770-8666

                 Calculation of Registration Fee

                                 Proposed
                                 maximum      Proposed
Tile of                          offering     maximum      Amount of
securities to     Amount to be   price        offering     registration
be registered     registered     per share    price        fee

Common Stock      10,000,000(1)  $0.08(2)     $800,000(2)  $64.72



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based upon a 20% off the price of $0.10 per share, which was the closing bid price of the Common Stock on March 31, 2003, as reported on by Nasdaq.

                        TABLE OF CONTENTS

PART I  INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


  Item 1. Plan Information

  Item 2. Registrant Information and Employee Plan Annual Information


PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3. Incorporation of Documents by Reference

  Item 4. Description of Securities

  Item 5. Interests of Named Experts and Counsel

  Item 6. Indemnification of Directors and Officers

  Item 7. Exemption for Registration Claimed

  Item 8. Exhibits

  Item 9. Undertakings


SIGNATURES

EXHIBIT 4

EXHIBIT 5

EXHIBIT 23.1

EXHIBIT 23.2

EXHIBIT 24

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 23461 South Point Drive, Suite 200, Laguna Hills, California 92653.

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002 as filed on March 27, 2003.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-KSB referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

John R. Browning, A Professional Corporation, has given an opinion on the validity of the securities being registered hereunder. Principals in this law firm are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation, as amended, limits the liability of its directors to the fullest extent permitted by the Delaware General Corporation law. Specifically, the directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for liability (i) for any breach of the duty of loyalty to us or our shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

The bylaws of the Company provide for the indemnification of the officers and directors to the maximum extent permitted by Delaware law

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Garden Grove, State of California, on April 3, 2003.

                                  DATALOGIC INTERNATIONAL, INC.

                                  /s/ Khanh D. Nguyen
                                  Khanh D. Nguyen, President


                    SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Khanh D. Nguyen their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:







Signature                         Title                       Date
----------------------  ----------------------------------- -----------------

/s/ Khanh D. Nguyen     President, Chief Operating           April 3, 2003
----------------------  Officer, Chief Financial Officer,
    Khanh D. Nguyen     and Director


/s/ Derek K. Nguyen     Chief Executive Officer,             April 3, 2003
----------------------  Chairman of the Board of
    Derek K. Nguyen     Directors


/s/ Ray Mueller         Chief Information Officer,           April 3, 2003
----------------------  Director
    Ray Mueller

EXHIBIT INDEX


Exhibit No.  Description

4 2003 Stock Compensation Plan, dated April 1, 2003 (filed herewith).

5            Opinion Re: Legality (filed herewith).

23.1         Consent of Accountants (filed herewith).

23.2         Consent of Counsel (included in Exhibit 5).

24           Special Power of Attorney (see signature page).